PRE14CBmks040105 PREPARED BY: FLABROZZI@AOL.COM
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               SCHEDULE 14C
             (RULE 14C-101)
 	INFORMATION REQUIRED IN INFORMATION STATEMENT

            SCHEDULE 14C INFORMATION

     INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
       OF THE SECURITIES EXCHANGE ACT OF 1934
                  (AMENDMENT NO.)
            Check the appropriate box:
   [X]	Preliminary Information Statement
   [ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))
   [ ]	Definitive Information Statement
 	 ----------------------------------------------

                   BRANDMAKERS, INC.
        (Name of Registrant As Specified in Charter)

     Payment of Filing Fee(Check the appropriate
      box):
 	[X]	No Fee required.
 	[ ]	Fee computed on table below per Exchange Act
Rules 14c-5(g) and 0-11.
 	 	(1)	Title of each class of securities to
which transaction applies:
 	 	(2)	Aggregate number of securities to which
transaction applies:
 	 	(3)	Per unit price or other underlying
value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing
fee is calculated and state how it was determined):
 	 	(4)	Proposed maximum aggregate value of
transaction:
 	 	(5)	Total fee paid:
 	[ ]	Fee paid previously with preliminary
materials
 	[ ]	Check box if any part of the fee is offset
as provided by Exchange Act
                Rule 0-11(a)(2) and identify the
filing for which the offsetting fee was paid
previously.
                Identify the previous filing by
registration statement number, or the Form or
                 Schedule and the date of its filing.
 	 	(1)	Amount Previously Paid:
 	 	(2)	Form, Schedule or Registration
Statement No.:
 	 	(3)	Filing Party:
 	 	(4)	Date Filed: 04/15/2005


BRANDMAKERS, INC.
721 Crandon Blvd
Suite 308                                      Key
Biscayne, FL 33149
_______________________________________________________________
               INFORMATION STATEMENT
_______________________________________________________________

This Information Statement is being furnished to the stockholders of Brandmakers, Inc. ("Brandmakers" or the "Company") at the direction of the Company's board of directors. It is furnished in connection with action taken on December 15, 2004 by written consent of the holders of a majority of the issued and outstanding shares of common stock, the only outstanding voting shares of the Company, without a meeting pursuant to Section 16-10a-704 of Utah Revised General Corporation Act (the "Act"). The written consent authorized and approved an Articles of Amendment to the Company's Articles of Incorporation (the "Amendment") that will effect a one-for-one thousand reverse stock split of the Company's outstanding common stock. No other approval of the Amendment by the stockholders of the Company is necessary or will be sought.

This Information Statement is being mailed on or about April
15, 2005 to holders of record of the Company's common stock as of April 15, 2005 (the "record date"). This Information Statement constitutes notice of corporate action without a meeting by less than unanimous written consent of the Company's stockholders pursuant to Section 16-10a-704 of the Act.

In order for the reverse stock split to become effective, the Amendment must be filed with the Secretary of State of the State of Utah. Such filing will not occur until at least 20 days after mailing this Information Statement to the Company's stockholders.

WE ARE NOT ASKING FOR A PROXY OR A CONSENT AND YOU ARE REQUESTED
NOT TO SEND US A PROXY OR A CONSENT

The date of this Information Statement is April 22, 2005

General

On December 15, 2004, the board of directors unanimously approved and recommended to the stockholders the Amendment that would effect a one-for-1000 reverse stock split of all issued and outstanding shares of our common stock, par value $.001 per share. On December 15, 2004, the holders of 92,620,635 shares of common stock, representing approximately 60% of the total issued and outstanding shares of common stock as of the record date, delivered a written consent approving the Amendment and the reverse stock split.

Extent Of Noncompliance

The company has been noncompliant in filing periodic reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 during the reporting periods of fiscal years 2003, 2004 and first quarter of 2005. The extent of past noncompliance is that the previous officers and directors failed to file 10K?s and 10Q?s in a timely manner, due to financial constraints of the company. The new management intends to procure the monetary means necessary to become compliant. Is it anticipated that the company will be filing these reports within a 120 day period of this information statement.

Effects of Reverse Stock Split

As of the record date of December 15, 2004, we had 154,717,147 shares of common stock outstanding out of 200,000,000 authorized shares of common stock. The reverse stock split will increase the number of authorized shares of common stock available for issuance or reservation due the reduction in the number of issued and outstanding shares without a reduction in the total number of shares authorized for issuance. This will provide us with the flexibility to issue shares of common stock in possible future financings, stock dividends or distributions, acquisitions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special shareholders' meeting.

i)Management has approved employment agreements with compensation packages for the current officers/directors that equal a total of 20,000,000 shares post reverse split,.

    The disbursement is as follows:

Title	       Name	    Shares Issued Post      Percentage
			    Reverse Split	         of
                                                      Ownership


Chairman
/CEO	    Gary F. Labrozzi    8,000,000	      38 %
Director/
Pres      Joaquin Soler         8,000,000	      38 %
Director  Ted Benghiat          4,000,000             19 %


(ii) On October 27, 2004, there was a Stock Purchase Agreement executed,(exhibited in this filing). By which the previous management was offered an issuance of 225,000 post-split shares of our common stock to certain former officers and directors. The purpose, that the previous management would be compensated during the transitional period of verifying the company?s accuracy accounting during the auditing of the company?s records. This was vital so the company can be effectively expediting audited financials so that the company can be complaint in its reporting requirements. The common stock issued to of the Company as follows:

Issued to:	     Amount of Shares	Ownership percentage

Geoff Williams	     75,000 shares	   .004%
Joy Williams	     75,000 shares	   .004%
Robert Palmquist     75,000 shares	   .004%

     (iii) On March 21,2005 the company verbally agreed to settle with KW Machines, Limited. In the offer the company paid $25,000 and a promise to issue 500,000 shares of common stock, post split, in the name of KW Machines, Limited pursuant to the terms of a settlement agreement to resolve a judgment in the amount of $286,320 plus interest which such firm received against the Company pursuant to a litigation in 2002.

At this juncture current management is in verbal negotiations with creditors on the work out of debt owed by the company. However there have been no formal agreements executed for the purpose of other issuance(s), it is mutually agreed and the intent of current management and the company?s creditors to engage in these negotiations once the reverse spit is effective. It is the understanding that in the future management will issue the company?s common stock in combination of cash settlements with its creditors for the purpose in its goal to undertake a turnaround and bring the Registrant into compliance. It filed a Form 8-K covering the change of control in November 2004. It is seeking the Registrant?s books and records from the accountants and is seeking to work out the Registrant?s debts with its major creditors. The reverse stock split described in the Registrant?s
Schedule 14-C is important to rationalize the capital structure.

The new management anticipates bringing the Registrant into full compliance with its reporting requirements within 120 days of this filing. If the Registrant determines this is not possible it anticipates filing Form 15 to terminate its registration under
Section 12(g).

Registrant believes it is in the best interests of the stockholders to be able to proceed with its reverse stock split and would appreciate the opportunity to proceed with the Information Statement at this time.

Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our shareholders, future issuance of common stock could have a dilutive effect on existing shareholders. Common shareholders are not now, and will not be, entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

The Board of Directors hopes that the reverse split will make our common stock more attractive to investors. The last reported sale price of our common stock over the counter market was $.002 per share on March 30, 2005. Our board of directors has approved the reverse split of all outstanding shares of our common stock with the expectation that the reverse split would lead the per-share trading price to increase on the basis of the reduced number of shares outstanding.

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock. For example, a stockholder holding 100,000 shares of our common stock before the reverse stock split would hold 100 shares of our common stock after the reverse stock split. This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock (in the instant example, adding 99,000 shares to the number of unissued shares available for issuance), because the number of shares authorized for issuance is otherwise unchanged by the Amendment. Each stockholder's proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from rounding up of fractional shares of our common stock. Outstanding shares of new common stock resulting from the reverse stock split will remain fully paid and non-assessable.

As noted above, the board of directors expects that the reverse stock split will lead the common stock to trade at a higher price per share than its recent trading prices; however, the board recognizes that the reverse stock split might not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price, all of which will depend upon factors such as our performance and business prospects, among others. The history of reverse stock splits for other companies in like circumstances is varied and thus not predictive in terms of gauging whether our desired effects of the reverse stock split will materialize.
If the reverse stock split is implemented and the market price of our common stock later declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

The following table illustrates the effects of a one-for-1,000 reverse stock split, without giving effect to any adjustments for fractional shares, on our authorized and outstanding shares of our capital stock:

         Number of Shares as of record date

                          Prior to Reverse       After 1-for-1,000
                            Stock Split 	     Reverse Split


Authorized Shares
of Common Stock		      200,000,000		200,000,000
Outstanding Shares
of Common Stock		      154,717,147		154,718
Shares of Common Stock
Available for Issuance	      45,282,853		199,845,282


No Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the fractional share will be rounded up to the next full share.

Exchange of Stock Certificates

If our board of directors, in its sole discretion, elects to proceed with the reverse stock split, we will instruct our transfer agent to act as our exchange agent (the "Exchange Agent") and to act for the holders of common stock in implementing the exchange of their Articles. Commencing on the effective date of a reverse stock split, stockholders will be notified and requested to surrender their certificates representing shares of our common stock to the Exchange Agent in exchange for certificates representing post-reverse-split common stock. One share of new common stock will be issued in exchange for 1,000 presently issued and outstanding pre-split shares of our common stock.

Beginning on the effective date of the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the adjusted number of shares of our post-reverse split common stock. Holders of securities exercisable for shares of our common stock will not be requested to exchange their convertible securities in connection with a reverse stock split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. We reserve the right not to effect a reverse stock split if in the board of directors' opinion it would not be in our best interests or in the best interests of our stockholders to effect a reverse stock split.

No Dissenters' Rights

The holders of shares of our common stock have no dissenters' rights of appraisal under Utah law, our Restated Articles of Incorporation, as amended, or our by-laws, in each case, with respect to the proposed reverse stock split or the Amendment as it relates thereto.

Vote Required and Shares Outstanding

Approval of the Amendment requires the affirmative vote of the holders of a majority of our shares of outstanding common stock as of the close of business on the record date. As of the record date, there were 154,717,147 shares of our common stock, and no shares of our preferred stock, outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to the Company's stockholders.
Section 16-10a-704 of the Act authorizes our stockholders to take corporate action without a meeting of stockholders and without prior written notice if a consent or consents, evidenced in writing and setting forth the action so taken, is or are signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholder's meeting. The actions discussed in this Information Statement will become effective as provided in written consents from the holders of a majority of the outstanding shares of voting stock executed and delivered to the Company on December 15, 2004. As a result, no additional vote or proxy is required by any other stockholders to approve the adoption of the Amendment.

In compliance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the written consents provide that the Amendment will not take effect until at least 20 days after this Information Statement is sent to the Company's stockholders. After such time, the Amendment will become effective when the Company files it with the Utah Secretary of State, which the Company currently anticipates it will do on or about April 20, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT The following table sets forth information, as of December 15, 2004, as to shares of our common stock held by persons known to us to be the beneficial owners of more than five percent of any class of our capital stock, each of our directors and officers and all of our directors and officers as a group.



NAME OF           AMOUNT OF BENEFICIAL OWNER		PERCENT OF
BENEFICIAL                                              CLASS

Gary F. Labrozzi	46,310,317		          30%
Joaquin Soler		46,310,318		          30%
Ted Benghiat		  -0-		                   -


All directors 		92,620,635	                  60%
and officers
as a group
(3 persons)


Address of all beneficial owners is 721 Crandon Blvd Suite
308 Key Biscayne Florida 33149

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

Ss/  Gary F. Labrozzi CEO/Chairman         BRANDMAKERS INC.